Exhibit 99.1

Monotype Announces First Quarter 2018 Results

Revenue Grows 8%, Net Adjusted EBITDA Improves 17%

Creative Professional Business Grows 29%

WOBURN, Mass.--(BUSINESS WIRE)--April 27, 2018--Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the first quarter ended March 31, 2018.

First quarter 2018 highlights

  Revenue for the quarter was $56.7 million, an increase of 8% year over year.
  Creative Professional revenue was $35.0 million, up 29% year over year.
  Net loss was $1.2 million; Non-GAAP net adjusted EBITDA was $11.0 million, or 19% of revenue.
  Operating cash flow was $7.5 million, an increase of 34% year over year; cash and cash equivalents stood at $85.4 million.

“We had a solid start to 2018, driven by the continued execution of our enterprise sales strategy,” said Scott Landers, president and CEO of Monotype. “Global 2000 brands clearly see the value in our solutions, as this marks the fourth consecutive quarter of more than 20% year-over-year growth in Creative Professional.”

Tony Callini, executive vice president and chief financial officer of Monotype, said, “We remain focused on improving our margins and operating cash flow, as well as carrying the growth momentum we’ve experienced over the past several quarters.”

First quarter 2018 operating results
Revenue for the quarter increased 8% to $56.7 million, compared to $52.5 million for the first quarter of 2017. Creative Professional revenue was $35.0 million, a 29% increase from the first quarter of 2017. OEM revenue was $21.7 million, a decrease of 15% from the same period in 2017.

Gross margin for the quarter of 76.5% included a one-time royalty cost of $2.2 million related to the adoption of the new revenue recognition standards. Excluding this non-recurring cost, gross margin in the first quarter was 80.4% as compared to 81.6% in the prior year quarter.

Net loss was $1.2 million, compared to a net loss of $1.1 million in the first quarter of 2017. Loss per diluted share was $0.03, the same as the prior year quarter.

Non-GAAP net income, which excludes the amortization of intangible assets, stock-based compensation expense, acquisition-related compensation expense, and non-recurring expenses, net of taxes, was $8.9 million, compared to $6.5 million in the first quarter of 2017. Non-GAAP earnings per diluted share were $0.22 compared to $0.16 in the prior year period.

The company’s effective tax rate in the quarter was 67%, as compared to 9% in the prior year period. The change was primarily due to the effects of the new tax reform legislation.

Non-GAAP net adjusted EBITDA was $11.0 million, or 19% of revenue, compared to $9.4 million in the first quarter of 2017.

Beginning in the first quarter of 2018, Monotype has updated its definition of non-GAAP net adjusted EBITDA to be calculated as GAAP income (loss) from operations and adding back depreciation, amortization of acquired intangible assets, stock-based compensation expense, acquisition-related compensation and non-recurring expenses.

Cash and cash flow
Monotype had cash and cash equivalents of $85.4 million as of March 31, 2018, compared to $82.8 million as of December 31, 2017 and $86.9 million as of March 31, 2017. The company generated $7.5 million of cash from operations in the first quarter of 2018, an increase of 34% year over year. During the first quarter of 2018, the company repaid $3.0 million on its outstanding revolving line of credit.

Quarterly Dividend
Monotype’s most recent dividend payment of $0.116 per share was paid on April 20, 2018, to shareholders of record as of the close of business on April 2, 2018. A dividend of $0.116 cents per share will be paid on July 20, 2018, to shareholders of record as of the close of business on July 2, 2018.

Financial outlook
Monotype is updating its full-year operating expense and earnings per share guidance to reflect non-recurring expenses incurred in the first quarter and a higher than anticipated effective tax rate, which is now expected to be 65%. Monotype’s second quarter and updated full-year financial guidance are set forth in the following tables:

(in $ millions, except for per share data)	Q2 2018	Full-Year 2018
Revenue	$57.0 – 61.0	$243.0 – $251.0
Non-GAAP net adjusted EBITDA	$11.0 – $14.0	$59.5 – $66.5
Operating expenses	$43.5 – $46.5	$177.0 – $180.0
GAAP earnings per diluted share	$0.00 – $0.03	$0.10 – $0.15
Non-GAAP earnings per diluted share	$0.09 – $0.12	$0.47 – $0.52

Conference call details
Monotype will host a conference call on Friday, April 27, 2018, at 8:30 a.m. EDT to discuss the company’s first quarter 2018 results and business outlook for 2018. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the Company section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing (855) 312-5713 (domestic) or (703) 925-2611 (international) using passcode 5485309. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does, and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-Looking Statements
This release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s business, the impact of the company’s revenue recognition policy, the impact of federal tax reform legislation, the execution of the company’s capital allocation and funding strategies and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the company’s ability to expand products and services offered through acquired companies; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings. The forward-looking financial information set forth in this release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype
Monotype provides the design assets, technology and expertise that help create beautiful, authentic and impactful brands that customers will engage with and value, wherever they experience the brand, now and in the future. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2018 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$85,351	$82,822
Restricted cash	10,000	11,987
Accounts receivable, net of allowance for doubtful accounts	34,064	34,461
Income tax refunds receivable	1,920	1,204
Prepaid expenses and other current assets	6,455	5,714
Total current assets	137,790	136,188
Property and equipment, net	16,454	16,763
Goodwill	280,454	279,131
Intangible assets, net	83,503	84,856
Restricted cash	6,000	6,000
Other assets	4,750	3,112
Total assets	$528,951	$526,050

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,943	$1,467
Accrued expenses and other current liabilities	38,127	43,096
Accrued income taxes payable	440	522
Deferred revenue	15,889	15,102
Total current liabilities	57,399	60,187
Revolving line of credit	90,000	93,000
Other long-term liabilities	5,830	6,428
Deferred income taxes	27,135	28,004
Reserve for income taxes	2,811	2,783
Accrued pension benefits	6,507	6,280
Stockholders’ equity:
Common stock	44	44
Additional paid-in capital	305,023	298,113
Treasury stock, at cost	(65,294)	(64,083)
Retained earnings	100,673	97,815
Accumulated other comprehensive loss	(1,177)	(2,521)
Total stockholders’ equity	339,269	329,368
Total liabilities and stockholders’ equity	$528,951	$526,050

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Revenue	$56,683	$52,465
Cost of revenue	12,436	8,778
Cost of revenue—amortization of acquired technology	864	878
Total cost of revenue	13,300	9,656
Gross profit	43,383	42,809
Operating expenses:
Marketing and selling	20,065	21,242
Research and development	9,442	9,554
General and administrative	15,690	10,927
Amortization of other intangible assets	1,024	1,011
Total operating expenses	46,221	42,734
(Loss) income from operations	(2,838)	75
Other (income) expense:
Interest expense, net	728	631
Other expense	98	620
Total other expense	826	1,251
Loss before benefit from income taxes	(3,664)	(1,176)
Benefit from income taxes	(2,465)	(101)
Net loss	$(1,199)	$(1,075)
Net loss available to common stockholders—basic and diluted	$(1,199)	$(1,075)
Net loss per common share—basic and diluted	$(0.03)	$(0.03)
Weighted-average number of shares outstanding—basic and diluted	40,005,789	39,476,439
Dividends declared per common share	$0.116	$0.113

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended March 31,
	2018	2017
GAAP net loss	$(1,199)	$(1,075)
Interest expense, net	728	631
Other expense, net	98	620
Benefit from income taxes	(2,465)	(101)
(Loss) income from operations	$(2,838)	$75
Depreciation and amortization	3,249	3,051
Stock based compensation	4,247	4,831
Acquisition-related compensation(1)	1,189	1,407
Non-recurring expense(2)	5,114	—
Net adjusted EBITDA	$10,961	$9,364

(1) For the three months ended March 31, 2018, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.3 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the three months ended March 31, 2017, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.
(2) For the three months ended March 31, 2018, the amount includes $2.7 million of advisor fees related to shareholder activities, $2.2 million of royalty expense, recorded in cost of sales, associated with revenue that is not recognized under ASC 606 and $0.2 million of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share amounts)

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2018	2017
GAAP net loss available to common stockholders ─ diluted	$(1,199)	$(1,075)
Amortization, net of tax of $440 and $162, respectively	1,448	1,727
Stock based compensation, net of tax of $710 and $415, respectively	3,537	4,416
Acquisition-related compensation, net of tax of $0 and $0, respectively(1)	1,189	1,407
Non-recurring expense, net of tax of $1,192 and $0, respectively(2)	3,922	—
Non-GAAP net income	$8,897	$6,475

(1) For the three months ended March 31, 2018, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.3 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the three months ended March 31, 2017, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.
(2) For the three months ended March 31, 2018, the amount includes $2.1 million of advisor fees related to shareholder activities, $1.7 million of royalty expense, recorded in cost of sales, associated with revenue that is not recognized under ASC 606 and $0.1 million of restructuring expenses.

RECONCILIATION OF GAAP EARNINGS (LOSS) PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2018	2017
GAAP loss per diluted share	$(0.03)	$(0.03)
Amortization, net of tax of $0.01 and $0.00, respectively	0.04	0.04
Stock based compensation, net of tax of $0.02 and $0.01, respectively	0.09	0.11
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively(1)	0.03	0.04
Non-recurring expense, net of tax of $0.03 and $0.00, respectively(2)	0.09	—
Non-GAAP earnings per diluted share	$0.22	$0.16

(1) For the three months ended March 31, 2018, the amount includes $0.9 million, or $0.02 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.3 million, or $0.01 per share, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement. For the three months ended March 31, 2017, the amount includes $0.9 million, or $0.02 per share, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.5 million, or $0.02 per share, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.
(2) For the three months ended March 31, 2018, the amount includes $2.1 million, or $0.05 per share, of advisor fees related to shareholder activities and $1.7 million, or $0.04 per share, of royalty expense, recorded in cost of sales, associated with revenue that is not recognized under ASC 606 and $0.1 million, or $0.00 per share, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION

Stock based compensation is comprised of the following:

	Three Months Ended March 31,
	2018	2017
Marketing and selling	$1,734	$2,330
Research and development	988	1,018
General and administrative	1,525	1,483
Total expensed	4,247	4,831
Property and equipment	14	22
Total stock based compensation	$4,261	$4,853

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended March 31,
	2018	2017
Creative Professional	$34,998	$27,071
OEM	21,685	25,394
Total	$56,683	$52,465

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q2 2018	Q2 2018
GAAP net income	$-	$1,100
Amortization, net of tax of $1,300 and $1,300, respectively	700	700
Share based compensation, net of tax of $3,200 and $3,200, respectively	1,700	1,700
Non-recurring expense, net of tax of $0 and $0, respectively	-	-
Contingent consideration adjustment, net of tax of $0 and $0, respectively	1,200	1,200
Non-GAAP net income	$3,600	$4,700

GAAP earnings per diluted share	$-	$0.03
Amortization, net of tax of $0.03 and $0.03, respectively, per diluted share	0.02	0.02
Share based compensation, net of tax of $0.08 and $0.08, respectively, per diluted share	0.04	0.04
Non-recurring expense, net of tax of $0.00 and $0.00, respectively, per diluted share	-	-
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.03	0.03
Non-GAAP earnings per diluted share	$0.09	$0.12

Weighted average diluted shares used to compute earnings per share	40,600,000	40,600,000
Assumes 65% effective tax rate.

	Low End of Guidance	High End of Guidance
	2018	2018
GAAP net income	$3,800	$6,200
Amortization, net of tax of $5,000 and $5,000, respectively	2,600	2,600
Share based compensation, net of tax of $12,500 and $12,500, respectively	6,700	6,700
Non-recurring expense, net of tax of $3,300 and $3,300, respectively	1,800	1,800
Contingent consideration adjustment, net of tax of $0 and $0, respectively	4,000	4,000
Non-GAAP net income	18,900	21,300

GAAP earnings per diluted share	$0.10	$0.15
Amortization, net of tax of $0.12 and $0.12, respectively, per diluted share	0.06	0.06
Share based compensation, net of tax of $0.31 and $0.31, respectively, per diluted share	0.17	0.17
Non-recurring expense, net of tax of $0.08 and $0.08, respectively, per diluted share	0.04	0.04
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.10	0.10
Non-GAAP earnings per diluted share	$0.47	$0.52

Weighted average diluted shares used to compute earnings per share	40,600,000	40,600,000
Assumes 65% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q2 2018	Q2 2018
GAAP net income	$-	$1,100
Interest, net	1,100	1,100
Other (income) expense, net	500	500
Provision for income taxes	-	1,900
Income from operations	1,600	4,600
Depreciation and amortization	3,400	3,400
Share based compensation	4,800	4,800
Non-recurring expense	-	-
Acquisition-related compensation	1,200	1,200
Non-GAAP net adjusted EBITDA	$11,000	$14,000

	Low End of Guidance	High End of Guidance
	2018	2018
GAAP net income	$3,800	$6,200
Interest, net	4,300	4,300
Other (income) expense, net	2,500	2,500
Provision for income taxes	7,000	11,600
Income from operations	17,600	24,600
Depreciation and amortization	13,600	13,600
Share based compensation	19,200	19,200
Non-recurring expense	5,100	5,100
Acquisition-related compensation	4,000	4,000
Non-GAAP net adjusted EBITDA	$59,500	$66,500

CONTACT:
Investor Relations:
Monotype
Christopher S. Brooks, 781-970-6120
ir@monotype.com